Exhibit 5.01

June 21, 2004

Board of Directors
Duratek, Inc.
10100 Old Columbia Road
Columbia, Maryland 21046

Ladies and Gentlemen:

        We are acting as counsel to Duratek, Inc., a Delaware corporation (the "Company"), in connection with (i) the Company's registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $125,000,000 in aggregate amount of one or more series of senior or subordinated debt securities (the "Debt Securities"), shares of common stock, par value $.01 per share (the "Common Stock"), shares of preferred stock (the "Preferred Stock") or warrants to purchase Debt Securities, Common Stock and Preferred Stock (the "Warrants"), and (ii) up to 3,201,649 shares of Common Stock (the "Secondary Shares") to be offered by TCG Holdings, L.L.C. and DBD Investors, V, L.L.C (collectively, the "Selling Stockholders") through the Registration Statement. Of the Secondary Shares, 100,098 shares (the "Conversion Shares") will be issued by the Company prior to the sale by the Selling Stockholders upon the conversion of up to 3,003 shares of 8% Cumulative Convertible Redeemable Preferred Stock, par value $.01 (the "Convertible Preferred Shares"), of the Company pursuant to the terms of the Certificate of Incorporation of the Company, as defined below.

        The Debt Securities, the Common Stock, the Preferred Stock and the Warrants are herein referred to as "Securities." The Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the "Prospectus") and as set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Secondary Shares will be offered and sold by the Selling Stockholders, respectively, as set forth in the Prospectus and as set forth in any one or more Prospectus Supplements. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

  1.
  An executed copy of the Registration Statement.

  2.
  The Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on June 3, 2004 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Certificate of Incorporation").

  3.
  The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Bylaws").

  4.
  Resolutions of the Board of Directors of the Company adopted at a duly authorized meeting on February 24, 2004, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the authorization of the offering of the Securities, filing by the Company of the Registration Statement and other related matters (the "Securities Resolutions").

  5.
  Resolutions of the Board of Directors of the Company adopted at a duly authorized meeting and resolutions of the Executive Committee of the Board of Directors adopted at a duly authorized meeting on January 17, 1995, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the sale and issuance of the Convertible Preferred Stock to The Carlyle Group, granting by the Company of an option to The Carlyle Group to purchase up to 1,250,000 shares of the Company's Common Stock and certain other transactions in connection therewith and ratifying all prior stock issuances of the Company (the "Share Resolutions").

  6.
  Resolutions of the Board of Directors of the Company adopted at a duly authorized meeting on December 10, 2003, as certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect, relating to the authorization of the common stock purchase rights (the "Rights") that are attached to the Secondary Shares or that will be attached to any Common Stock issued before the distribution date, as defined in the Rights Agreement dated December 16, 2003 with Computershare Investor Services, LLC, as Rights Agent (the "Rights Agreement").

  7.
  The Form of Senior Indenture and the Subordinated Indenture filed as Exhibits 4.04 and 4.05, respectively, to the Registration Statement (each, an "Indenture") to be entered into by the Company and U.S. Bank National Association (the "Trustee").

  8.
  The Form of Common Stock Warrant Agreement, Form of Preferred Stock Warrant Agreement and Form of Debt Securities Warrant Agreement filed as Exhibits 4.08, 4.09, and 4.10, respectively, to the Registration Statement (each a "Warrant Agreement") to be entered into by the Company and a warrant agent.

  9.
  The Rights Agreement.

  10.
  A certificate of certain corporate officers of the Company dated the date hereof as to certain facts relating to the Company.

        In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the documents submitted to us, the authenticity of all originals documents, and the conformity to authentic original documents of all of the documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        For purposes of this opinion letter, we have assumed, other than with respect to the Secondary Shares, that (i) the issuance, sale, amount, and terms of the Securities of the Company, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the Securities Resolutions, Certificate of Incorporation, Bylaws and applicable Delaware General Corporation law (each, a "Board Action") in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture for Debt Securities in the form attached as Exhibit 4.04 or 4.05 to the Registration Statement, as applicable; (iv) any Warrants will be issued under one or more warrant agreements in the form attached as Exhibit 4.08, 4.09, or 4.10, each to be between the Company and a financial institution identified therein as a warrant agent which will state that New York law governs; (v) prior to any issuance of Preferred Stock appropriate certificates of designation will have been duly authorized, adopted and filed with the Secretary of State of the State of Delaware; (vi) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (vii) the Company will remain a Delaware corporation.

        To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities and under the warrant agreement for any Warrants, namely, the trustee or the warrant agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture or warrant agreement, as applicable; that such indenture or warrant agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture or warrant agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture or warrant agreement, as applicable.

        This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (b) and (e), the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms "Delaware General Corporation Law, as amended" and "the laws of the State of New York" include the statutory provisions contained therein, all applicable provisions of the Delaware Constitution or New York Constitution, as applicable, and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

        (a)   With respect to the Secondary Shares, assuming receipt by the Company of the consideration for the Secondary Shares, other than the Conversion Shares, specified in the Share Resolutions, those Secondary Shares are validly issued, fully paid and non-assessable; and, assuming that the consideration for the Convertible Preferred Shares specified in the Share Resolutions was received and that the Conversion Shares are issued and delivered in the manner and on the terms set forth in the Certificate of Incorporation, the Conversion Shares will be validly issued, fully paid and non-assessable.

        (b)   With respect to any Debt Securities (including any Debt Securities issued upon the exercise of Warrants), upon (i) due execution and delivery of an indenture in the form set forth as Exhibit 4.04 or 4.05 to the Registration Statement, as applicable, on behalf of the Company and the trustee named therein, (ii) final Board Action authorizing the issuance of a series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the applicable indenture, (iii) due authentication by the trustee, (iv) due execution, issuance, and delivery of such Debt Securities against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the applicable indenture and any applicable supplemental indenture and such agreement, and (v) in the case of any Debt Securities to be issued under any Warrants, upon due exercise of and payment of the exercise price specified in such Warrants, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        (c)   With respect to any Preferred Stock (including any Preferred Stock that is issued upon the exercise of any Warrants), upon (i) final Board Action authorizing and establishing a series of the Preferred Stock in accordance with the terms of the Certificate of Incorporation, the Bylaws and applicable law, (ii) filing of an appropriate certificate of designation with respect to such Preferred Stock, (iii) final Board Action authorizing issuance of such shares of Preferred Stock, (iv) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, (v) in the case of any Preferred Stock to be issued under any Warrants, upon due exercise of and payment of the exercise price specified in such Warrants, and (vi) due execution and delivery on behalf of the Company of certificates therefor, the Preferred Stock will be validly issued, fully paid, and nonassessable.

        (d)   With respect to any Common Stock (including any Common Stock issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants) other than the Secondary Shares, which are covered by paragraph (a) above, upon (i) final Board Action authorizing issuance of such shares of Common Stock, (ii) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, (iii) in the case of any Common Stock to be issued under any warrants, upon due exercise of and payment of the exercise price specified in such Warrants, (iv) in the case of any Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, and (v) due execution and delivery on behalf of the Company of certificates therefor, the Common Stock will be validly issued, fully paid, and nonassessable.

        (e)   With respect to any Warrants, upon (i) final Board Action authorizing execution and delivery of a warrant agreement, (ii) due execution and delivery of a warrant agreement in the form set forth as Exhibit 4.08, 4.09 or 4.10 to the Registration Statement, as applicable, on behalf of the Company and the warrant agent named therein, (iii) due execution, countersignature, issuance, and delivery of the warrants against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the warrant agreement and such agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        (f)    The Rights attached to the Secondary Shares have been duly and validly issued, and when any additional shares of Common Stock (including any Common Stock issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants) has been duly and validly issued, the Rights attached to those shares of Common Stock will be duly and validly issued.

        In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

        We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                        Very truly yours,

                        /s/ HOGAN & HARTSON L.L.P.

                        Hogan & Hartson L.L.P.